Exhibit 99.1

Virios Therapeutics Announces First Quarter 2022
Financial Results and Provides Corporate Update

- Enrollment Completed in FORTRESS Study with Top Line Data Expected in September 2022 -

- Conference Call Today at 8:30 a.m. ET -

ATLANTA, Ga., May 12, 2022 -- Virios Therapeutics, Inc. (Nasdaq: VIRI), a development-stage biotechnology company focused on advancing novel, combination antiviral therapies to treat debilitating chronic diseases, including fibromyalgia, today announced financial results for the first quarter ended March 31, 2022.

Key Highlights

•	Completed enrollment in Phase 2b FORTRESS fibromyalgia study with top line results expected in September 2022
•	Targeting completion of chronic toxicology studies concurrent with FORTRESS study results in preparation for fibromyalgia Phase 3 program
•	Presented at 34th Annual Roth and Virtual H.C. Wainwright BioConnect Conferences

“The second half of 2022 is going to be an exciting time for Virios as we continue to deliver on our strategic and operational plans,” said Greg Duncan, Chairman and CEO of Virios Therapeutics. “Based on our team’s extensive experience and strong clinical site relationships, we were able to fully enroll patients on a timely basis in our Phase 2b FORTRESS study of IMC-1 (a combination of famciclovir and celecoxib), with top line data expected in September.”

“We plan to expand our pipeline of novel combination antiviral therapies through an unrestricted investigational grant to the Bateman Horne Center, a leading research center in post-viral syndromes. The Bateman Horne center will assess the potential of IMC-2 (a combination of valacyclovir and celecoxib) to reduce fatigue and other symptoms associated with Long COVID, which is estimated to effect up to 100 million post-COVID patients worldwide,” concluded Mr. Duncan.

First Quarter 2022 Financial Results

Research and development expenses for the first quarter of 2022 were $2.8 million, compared to $1.7 million for the first quarter of 2021. The increase was primarily due to an increase in clinical trial expenses.

General and administrative expenses for the first quarter of 2022 were $1.2 million, compared to $1.4 million for the first quarter of 2021. This decrease was primarily related to a decrease in accounting and legal fees.

Net loss for the first quarter of 2022 was $4.0 million, or $0.48 basic and diluted per share, compared to a net loss of $3.1 million, or $0.37 basic and diluted per share, for the first quarter of 2021. The higher net loss was primarily due to increased research and development costs.

As of March 31, 2022, Virios Therapeutics’ cash totaled $11.4 million. The Company believes it will have sufficient resources to fund its planned operations through the end of 2022.

Conference Call & Webcast Details

Virios Therapeutics management will host a webcast and conference call on May 12, 2022, at 8:30 a.m. ET to discuss the Company’s financial results and provide a corporate update. The live and archived webcast of the call may be accessed on the Virios Therapeutics website under the Investors section: Events and Presentations. The live call can also be accessed by dialing 888-506-0062 (domestic) or 973-528-0011 (international) and asking to be connected to the "Virios Therapeutics Conference Call" using the access code: 658259.

About Virios Therapeutics

Virios Therapeutics (Nasdaq: VIRI) is a development-stage biotechnology company focused on advancing novel antiviral therapies to treat debilitating chronic diseases, such as fibromyalgia (“FM”). Immune responses related to the activation of tissue resident herpes have been postulated as a potential root cause triggering and/or sustaining chronic illnesses such as FM, irritable bowel disease, chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by waxing and waning symptoms with no obvious etiology. Our lead development candidate (“IMC-1”) is a novel, proprietary, fixed dose combination of famciclovir and celecoxib designed to synergistically suppress herpes virus replication, with the end goal of reducing virally promoted disease symptoms. IMC-1 has been granted fast track designation by the FDA and is currently being tested in a multi-center, randomized, double-blind, placebo-controlled trial (“FORTRESS”), designed to potentially serve as a supportive registrational study. Evidence of IMC-1’s efficacy on a broad spectrum of FM outcome measures was previously demonstrated in a Phase 2a clinical trial.

The Company is pursuing a second development candidate, IMC-2 (valacyclovir and celecoxib), as a potential treatment for managing the fatigue, sleep, attention, pain, autonomic function and anxiety associated with Long COVID, otherwise known as Post-Acute Sequelae of COVID-19

(PASC). The Company has provided Bateman Horne Center (“BHC”) with an unrestricted investigational grant to conduct this study. BHC is a non-profit, interdisciplinary Center of Excellence advancing the diagnosis and treatment of chronic fatigue disorders, FM, post-viral syndromes, and related comorbidities.

For more information, please visit www.virios.com.

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Forward-Looking Statements

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Virios Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success, cost and timing of Virios Therapeutics’ preclinical studies and clinical trials; its ability to obtain regulatory approval for IMC-1, IMC-2 and any future product candidates; the company’s need for additional funding; and Virios Therapeutics’ ability to develop and, if approved, commercialize its product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Virios Therapeutics, Inc. (VIRI) undertakes no duty to update such information except as required under applicable law.

Contact:
IR@Virios.com

PCG Advisory

Kirin Smith

ksmith@pcgadvisory.com

-Financial Tables Follow-

VIRIOS THERAPEUTICS

Selected Financial Data

(unaudited)

Condensed Statements of Operations Data	Three Months Ended March 31,
	2022	2021
Revenue	$—	$—
Operating expenses:
Research and development	2,769,102	1,706,957
General and administrative	1,192,112	1,350,476
Total operating expenses	3,961,214	3,057,433
Loss from operations	(3,961,214)	(3,057,433)
Other income	906	1,400
Net loss	$(3,960,308)	$(3,056,033)
Net loss per share of common stock — basic and diluted	$(0.48)	$(0.37)
Weighted average shares outstanding — basic and diluted	8,330,390	8,326,010

Condensed Balance Sheet Data	March 31,	December 31,
	2022	2021

Cash	$11,352,167	$14,008,184
Total assets	12,549,858	15,776,687
Total liabilities	1,877,196	1,275,623
Total stockholders’ equity	10,672,662	14,501,064

Source: Virios Therapeutics, Inc.